CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form N-1A (Securities Act File No. 333-40839 and Investment Company Act Files No. 811-8505) of our report dated July 6, 1998, on our audit of the statement of assets and liabilities of Baron Capital Asset Fund. We also consent to the reference to our firm under the caption "Other Information".



                                    PricewaterhouseCoopersLLP


New York, New York
July 27, 1998